
                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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
[ ]  Preliminary Information Statement       [ ] Confidential, for Use of
[X]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                          DENTLCARE MANAGEMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                 8118 EAST 63RD STREET, TULSA, OKLAHOMA 74133
--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           DENTLCARE MANAGEMENT, INC.
                  8118 EAST 63RD STREET, TULSA, OKLAHOMA 74133

                                ----------------

                 INFORMATION STATEMENT PURSUANT TO SECTION 14C
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                ----------------

        This information statement is being mailed on or about June 5, 1997 to the holders of record at the close of business on June 5, 1997 of the shares of common stock, par value $0.001 per share (the "Shares"), of DentlCare Management, Inc., a Nevada corporation (the "Company"). You are receiving this information statement in connection with a proposed amendment (the "Proposed Amendment") to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") that would increase the authorized shares of the Company to Two Hundred Million (200,000,000), effective June 26, 1997.

             1. APPROVAL OF PROPOSED AMENDMENT. Under Nevada corporation law, the Proposed Amendment must be approved in writing by the holders of at least a majority of the voting stock of the Company. The holders listed below representing 52.5% of the outstanding stock, have consented in writing to the Proposed Amendment. The Proposed Amendment, therefore, has been approved by a majority of the stockholders of the company, and, effective June 26, 1997, the number of authorized shares of the Company will be increased to 200,000,000. Because the Proposed Amendment has already been approved, you are not required to take any action at this time; however, at your option, you may submit a written consent to the Proposed Amendment to DentlCare Management, 8118 East 63rd Street, Tulsa, OK 74133. This information statement is your notice that the increase in the number of authorized shares has been approved; you will receive no further notice when the change becomes effective.

             2. SHARE CERTIFICATES. Following the increase, the Share certificates you now hold will continue to be valid. At the Effective Date without any further action on the part of the Company or the Stockholders, the shares of Common Stock held by Stockholders of record will be converted into an amount of shares of new Common Stock equal to the number of shares owned immediately prior to the increase in the authorized shares. As soon as practicable after the Effective Date, the Company will mail letters of transmittal to each holder of record of a stock certificate or certificates which represents issued shares of the Company's Common Stock outstanding at the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's transfer agent in exchange for certificates representing the number of shares of new Common Stock into which the shares of Common Stock have been converted. In the future, new Share certificates will contain a legend noting the change in authorized shares, but this in no way will affect the validity of your current Share certificates.

             3. OUTSTANDING VOTING SECURITIES. At the close of business on June 5, 1997, there were 10,934,967 Shares outstanding. The Shares constitute the only voting securities of the Company. Each holder of the Shares is entitled to cast one vote for each Share held at any meeting of shareholders.

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              (a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

                    NAME AND ADDRESS OF        AMOUNT AND NATURE OF   PERCENT
TITLE OF CLASS      BENEFICIAL OWNER           BENEFICIAL OWNERSHIP   OF CLASS
--------------      -------------------        --------------------   --------
Common Stock     DentlCare Liquidation Trust         1,472,200         13.5%
                 7633 East 63rd, Suite 210
                 Tulsa, OK 74133

Common Stock     G. David Gordon                       322,693          3.0%
                 7633 East 63rd, Suite 210
                 Tulsa, OK 74133

Common Stock     Gary Radford                          262,200          2.4%
                 7236 S. Birmingham Ave
                 Tulsa, OK 74136

Common Stock     Kenneth Hurst                       1,759,850         16.1%
                 4505 Ocean Blvd., #404
                 Highland Beach, FL

Common Stock     Ellen Edwards                         221,400          2.0%
                 6823 East 108th Street
                 Tulsa, OK 74133

Common Stock     R. W. Donovan                       1,244,788         11.4%
                 2212 South Eastern Avenue
                 Las Vegas, NV 89104

Common Stock     R. T. Donovan                         459,783          4.2%
                 828 N. Kaspar
                 Arlington Heights, IL 60004
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        4. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUEST NOT TO SEND US
A PROXY.


                                           /s/ John C. Edwards
                                           ------------------------------------
                                           JOHN C. EDWARDS, PRESIDENT